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                                                                     EXHIBIT 4.2

                          AMENDMENT TO RIGHTS AGREEMENT

         The Rights Agreement dated as of August 17, 1999 between Devon Energy Corporation and Fleet National Bank, f/k/a BankBoston, N.A., a national banking association, as amended to date, is hereby amended as of May 25, 2000 as follows:

         1. The Rights Agreement is hereby amended to add a new Section 35 as follows:

         Section 35. Santa Fe Snyder Exclusion. Notwithstanding anything in this Agreement to the contrary, none of Santa Fe Snyder Corporation, a Delaware corporation ("Santa Fe Snyder") or any of its Affiliates or Associates shall be deemed an Acquiring Person and no Stock Acquisition Date shall be deemed to have occurred as a result of any of the Santa Fe Snyder Transaction Agreements (as defined below) or any of the transactions contemplated thereby. As used herein, "Santa Fe Snyder Transaction Agreements" means (i) the Agreement and Plan of Merger, dated as of May 25, 2000 (the "Merger Agreement"), by and among the Company, a wholly-owned subsidiary of the Company and Santa Fe Snyder,
         (ii) the Stock Option Agreements (as defined in the Merger Agreement); and (iii) any other agreements between or among the Company and Santa Fe Snyder and/or any of their respective subsidiaries entered into in connection with the Merger Agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly exercised, all as of the 25th day of May, 2000.

                                     DEVON ENERGY CORPORATION


                                     By /s/ J. Larry Nichols
                                        ----------------------------------------
                                          J. Larry Nichols
                                          President and Chief Executive Officer
ATTEST:

/s/ Marian J. Moon
-----------------------------
Marian J. Moon, Secretary


                                     FLEET NATIONAL BANK, f/k/a BANKBOSTON, N.A, a national banking association

                                     By /s/ Carol  Mulvey-Eori
                                        ----------------------------------------
                                          Administration Manager
ATTEST:

/s/ Jocelyn Turner
-----------------------------
Account Administrator